Exhibit 10.5

ARTICLES OF AMENDMENT TO

2002 RESTATED ARTICLES OF INCORPORATION

OF

BIOJECT MEDICAL TECHNOLOGIES INC.

1. The name of the corporation (the “Corporation”) is Bioject Medical Technologies Inc.

2. The 2002 Restated Articles of Incorporation of the Corporation are amended to add a new Section 9 to Article IV at the end of Article IV to read in its entirety as follows:

“Section 9. Additional Preferred Stock. This Section 9 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the Corporation as determined by the board of directors of the Corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

9.1 Designation and Amount.

(a) Designation. The shares of such series shall be designated as “Series I Convertible Preferred Stock,” no par value (hereinafter referred to as “Series I Preferred”), and the number of shares constituting all of the Series I Preferred shall be 200,000 shares. Any shares of Series I Preferred Stock that are converted in accordance with Section 9.4 shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series I Preferred Stock.

(b) Stated Value. Each share of Series I Preferred Stock shall have a stated value equal to $10.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) (the “Series I Stated Value”).

9.2 Dividends. The holder of each share of Series I Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of Common Stock and the holders of the Series H Preferred Stock, as if the Series I Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 9.4 hereof and the Series H Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 8.4 hereof, immediately prior to the record date with respect to such dividend, when, as, and if declared by the Board of Directors of the Corporation out of funds legally available for declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of Common Stock of the Corporation.

9.3 Liquidation Preference.

(a) Preferences. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a “Liquidation”), subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series I Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders (if any), before any payment shall be made in respect of the Common Stock and any outstanding series of Preferred Stock (Series A, Series B, Series C, Series D, Series E, Series F, Series G, and Series R) or any other series of Preferred Stock or other equity securities of the Corporation with rights junior to the Series I Preferred Stock with respect to liquidation preference, an amount per share of Series I Preferred Stock equal to the Series I Stated Value, plus all accrued but unpaid dividends thereon to the date fixed for distribution (the “Series I Liquidation Preference”), on a pari passu basis with the Series H Preferred Stock at the Series H Liquidation Preference. For the avoidance of doubt and notwithstanding anything in Section 9.2 or this Section 9.3 to the contrary, holders of Series I Preferred Stock have the right to convert pursuant to the terms of Section 9.4 below all or any portion of such Series I Preferred Stock into shares of Common Stock prior to any Liquidation.

If upon, liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay, on a pari passu basis, the holders of Series I Preferred Stock the full amount to which they shall be entitled pursuant to this Section 9.3(a) and the holders of the Series H Preferred Stock the full amount to which they shall be entitled pursuant to Section 8.3(a), then all the assets so available for distribution to the Corporation’s shareholders shall be distributed ratably first, on a pari passu basis, to the holders of the Series I Preferred Stock and the Series H Preferred Stock, in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section 9.3(a) and Section 8.3(a).

(b) Remaining Assets. Upon completion of the distributions required by Section 9.3(a) on a pari passu basis with respect to the Series H Preferred Stock, by Section 7.3 (a) with respect to the Series G Preferred Stock, by Section 6.3(a) with respect to the Series F Preferred Stock, by Section 5.3(a) with respect to the Series E Preferred Stock and by Section 4.3(a) with respect to the Series D Preferred Stock, and subject to any other distributions that may be required with respect to any other series of Preferred Stock hereafter authorized, issued, or outstanding, the remaining assets and funds of the Corporation available for distribution to its shareholders, if any, shall be distributed among the holders of Common Stock.

(c) Deemed Liquidation. For purposes of this Section 9.3, a Liquidation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of more than 50% of the outstanding voting power of the Corporation (an “Acquisition”); or (b) a sale, lease, foreclosure or other transfer of all or substantially all of the assets of the Corporation (an “Asset Transfer”); provided, however, that if the outstanding shares of Series I Preferred Stock in the aggregate represent more than 50% of the voting power of the Corporation, a transfer or sale of more than 50% of the outstanding voting power of the Corporation involving solely a transfer or sale of Series I Preferred Stock shall not be considered to be an Acquisition for the purposes of this Section and shall not result in a deemed Liquidation. The occurrence of an Acquisition or Asset Transfer shall entitle the holders of Series I Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 9.3(d) below) the respective amounts as specified in Section 9.3(a) in liquidation and redemption of their Series I Preferred Stock, unless the holders of a majority of the outstanding shares of Series I Preferred Stock, voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a Liquidation.

(d) Valuation of Non-Cash Assets. Whenever the distribution provided for in this Section 9.3 shall be payable in securities or property other than cash, its value will be determined as follows:

(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by (2) below:

(A) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Series I Preferred Stock.

(e) Liquidation Notice. The Corporation shall give written notice to each holder of record of Series I Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation of any proposed transaction described in Section 9.3(c) that would constitute a Liquidation not later than 20 days prior to the shareholders’ meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the proposed transaction and the provisions of this Section 9.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first written notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Series I Preferred Stock. Prior to the closing of a transaction described in Section 9.3(c) that would constitute a Liquidation (other than a foreclosure), the Corporation shall either (a) make all cash distributions that the Corporation is required to make to the holders of Series I Preferred Stock, pursuant to this Section 9.3(a), (b) set aside sufficient funds from which the cash distributions to the holders of Series I Preferred Stock, can be made, or (c) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from an Acquisition or Asset Transfer will be used to make the liquidating payments to the holders of Series I Preferred Stock immediately after the consummation of such transaction.

9.4 Conversion.

(a) Right to Convert. Each share of Series I Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (as hereinafter defined) then in effect by the number of shares of Series I Preferred Stock being converted. The “Conversion Rate” in effect at any time for conversion of the Series I Preferred Stock shall be the quotient obtained by dividing (a) the Series I Stated Value by (b) the Conversion Price. The “Conversion Price” shall initially be $0.075. The Conversion Price shall be adjusted from time to time in accordance with Section 9.4(f).

(b) Exercise of Conversion Right. Each holder of Series I Preferred Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to Section 9.4(a) shall surrender the certificate or certificates representing the shares of Series I Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, the offices of the transfer agent for the Series I Preferred Stock, or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series I Preferred Stock by the Corporation or the transfer agent for the Series I Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series I Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing a share or shares of Series I Preferred Stock for conversion pursuant to Section 9.4(a), the Corporation shall, within five (5) business days of such surrender, issue, and send (with receipt to be acknowledged) to or upon the written order of such holder, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid, and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion and cash with respect to any fractional interest in a share of Common Stock as provided in Section 9.4(d). In the event that there shall have been surrendered a certificate or certificates representing shares of Series I Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a new certificate or certificates representing the number of shares of Series I Preferred Stock which shall not have been converted. Upon the occurrence of any automatic conversion of the outstanding Series I Preferred Stock, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series I Preferred Stock, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series I Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section 9.4(d).

(c) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock pursuant to Section 9.4(a) shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series I Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in these Articles of Amendment. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All accrued and unpaid dividends on shares of Series I Preferred Stock surrendered for conversion shall be paid in full as of the effective date of conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Series I Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series I Preferred Stock shall not be deemed to have converted such Series I Preferred Stock until immediately prior to the closing of such sale of securities.

(d) No Fractional Shares. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series I Preferred Stock, but in lieu thereof shall pay to the holder converting such Series I Preferred Stock an amount of cash based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined.

(e) Common Stock Available. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series I Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the conversion of all the shares of Series I Preferred Stock then outstanding and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series I Preferred Stock, in addition to such other remedies as shall be available to the holders of Series I Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

(f) Anti-dilution Adjustments.

(1) Reorganizations, Mergers, Consolidations, Acquisitions, and Asset Transfers. If, prior to the conversion of all of the Series I Preferred Stock there shall be (i) any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, (ii) any dividend or other distribution of cash, other assets, or of notes or other indebtedness of the Corporation (in each case other than regular cash dividends and other than as provided in Section 9.4(f)(2) below in which holders of Series I Preferred Stock are otherwise entitled to share, as provided herein), any other securities of the Corporation (except Common Stock) or Rights (as hereinafter defined) to the holders of its Common Stock, or (iii) any Acquisition or Asset Transfer that does not constitute a Liquidation pursuant to Section 9.3(c) hereof, then the holders of Series I Preferred Stock shall thereafter have the right to receive upon conversion of Series I Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such cash, stock, securities, Rights, and/or other assets that the holder would have been entitled to receive in such transaction had the Series I Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series I Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series I Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Corporation (except Common Stock and Rights included in Section 9.4(f)(3) below) to the holders of its Common Stock where the nature of that security is such that the adjustment provisions in this Section 9.4(f)(1) would not properly grant to the holder of Series I Preferred Stock rights intended to be granted hereby, then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price (as hereinafter defined) on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities distributed by the Corporation and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution.

The Corporation shall not affect any transaction described in this Section 9.4(f)(1) unless (i) it first gives at least 20 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, distribution, Acquisition, Asset Transfer, or other similar event (during which time the holders of the Series I Preferred Stock shall be entitled to convert their Series I Preferred Stock into shares of Common Stock to the extent permitted hereby), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section 9.4(f)(1).

(2) Adjustment for Stock Splits, Dividends, and Combinations. If at any time or from time to time after the date of the first issuance of Series I Preferred Stock, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock that are not distributed to the holders of Series I Preferred Stock (“Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series I Preferred Stock shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

(3) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options, or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Series I Preferred Stock (any such rights, options, warrants, or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest) at a subscription offering, exercise, or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the Current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date of issuance or grant of such Rights plus the number of shares that the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on the record date, and the denominator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise or conversion of the Rights. Such adjustments shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in respect of the offering, upon exercise or conversion thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(4) Computations. For the purpose of any computation under this Section 9.4(f), the “Current Market Price” per share of Common Stock at any date shall mean the average of the closing price of the Common Stock on all securities exchanges (including the NASDAQ Stock Market) on which it may at the time be listed, or, if there have been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 p.m., New York time, or if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, Pink Sheets LLC, or any similar successor organization, in each case for (i) the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Current Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by Section 9.4(f), or (ii) if the Common Stock is not listed on a securities exchange, any other arm’s length adjustment formula that the Board of Directors may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 9.4(f) (4), the Current Market Price per share shall be the fair market value of the Common Stock as reasonably and in good faith determined by the Board of Directors.

(5) Securities. For the purpose of this Section 9.4, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing these Articles of Amendment or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Common Stock issuable upon conversion of the Series I Preferred Stock and the Conversion Price shall have been made pursuant to this Section 9.4(f) any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Series I Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case me be) as if (i) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Series I Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 9.4(f) following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(7) Miscellaneous.

(A) All calculations under this Section 9.4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(B) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01, which is not made, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

(C) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series I Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) Good Faith. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 9.4(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series I Preferred Stock against impairment.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 9.4(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series I Preferred Stock a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series I Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Series I Preferred Stock.

9.5 Voting Rights.

(a) General Voting Rights; Board Nominee Rights. Except as otherwise required by applicable law or the Articles of Incorporation, each holder of Series I Preferred Stock shall have the right to one vote for each share of Common Stock into which Series I Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and shall vote as a series where required by law or as provided below. Fractional voting shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series I Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition to any rights granted to a holder of shares of Series I Preferred Stock pursuant to this Section 8, shares of Series I Preferred Stock shall be entitled to vote as a class or series, separate and apart from any other series of Preferred Stock or any holders of shares of Common Stock, on any matter as to which class voting (or series voting, as applicable) is required under applicable law. For so long as at least 50,000 shares of Series I Preferred Stock are outstanding (as adjusted for stock splits, combinations and the like) the holders of a majority of the Series I Preferred Stock shall have the right to nominate two persons for election to the Board of Directors of the Corporation.

(b) Protective Provisions. So long as any of the originally issued shares of Series I Preferred Stock (subject to adjustment for any stock splits, combinations, recapitalizations, and the like) are outstanding as a single class, and except as otherwise mandated by applicable law or the terms of the Articles of Incorporation, this Corporation shall not without first obtaining the consent of the holders of not less than a majority of the then outstanding Series I Preferred Stock:

(1) take any action (by reclassification, merger, consolidation, reorganization, or otherwise) that adversely affects the rights, preferences, and privileges of the holders of the Series I Preferred Stock;

(2) amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation and/or the Articles of Amendment (whether by reclassification, merger, consolidation, reorganization, or otherwise) or bylaws of the Corporation;

(3) declare or pay dividends on shares of Common Stock or Preferred Stock that is junior to the Series I Preferred Stock;

(4) create any new series or class of Preferred Stock or any debt or equity security having a preference or priority as to dividends, interest or upon liquidation senior to or pari passu with that of the Series I Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(5) reclassify any class or series of Preferred Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series I Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(6) apply any of its assets to the redemption or acquisition of shares of Common Stock or Preferred Stock, except pursuant to any agreement granting the Corporation a right of first refusal or similar rights, and except in connection with purchases at fair market value from employees, advisors, officers, directors, consultants, and service providers of the Corporation upon termination of employment or service;

(7) increase or decrease the number of authorized shares of any series of Preferred Stock or Common Stock of the Corporation;

(8) agree to an Acquisition or Asset Transfer;

(9) materially change the nature of the Corporation’s business;

(10) liquidate, dissolve, or windup the affairs of the Corporation; or

(11) increase the number of shares of Common Stock reserved for issuance under the Company’s 1992 Stock Incentive Plan in excess of 5,400,000 shares (as adjusted for stock splits, stock dividends, and the like) or otherwise reserve for issuance or issue shares of Common Stock to employees or directors of the Company under any stock incentive plan or agreement not in effect on April 30, 2014 (other than the seven (7) million shares of Common Stock that is so reserved for future issuance); or

(12) prepay any indebtedness for borrowed money.

9.6 Miscellaneous.

(a) Transfer and Documentary Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series I Preferred Stock or shares of Common Stock or other securities issued on account of Series I Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series I Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series I Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Delivery of Certificates. In the event that the holder of shares of Series I Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series I Preferred Stock.

(c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series I Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series I Preferred Stock.

(d) Conversion Agents. The Corporation may appoint, and from time to time may replace, a conversion agent for the Series I Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series I Preferred Stock.

(e) Transfer of Stock. The Series I Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series I Preferred Stock.”

The amendment to the Articles was approved by the Board of Directors of the Corporation on March 18, 2014, without shareholder action. Shareholder action was not required.

Bioject Medical Technologies Inc.

/s/ Mark Logomasini
By:	Mark Logomasini
President and Chief Executive Officer